Exhibit 1(g)

ARTICLES SUPPLEMENTARY TO THE ARTICLES

OF INCORPORATION

OF

MERRILL LYNCH SERIES FUND, INC.

Merrill Lynch Series Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter referred to as the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Company by Article V of the Articles of Incorporation of the Company, the Board of Directors has duly redesignated the shares of Class C Common Stock as shares of Natural Resources Portfolio Common Stock, the shares of Class D Common Stock as shares of Global Strategy Portfolio Common Stock and Two Hundred Million (200,000,000) of the unissued shares of Money Reserve Portfolio Common Stock as shares of Multiple Strategy Portfolio Common Stock.

SECOND: Except to change the designations of such shares of the Company’s Common Stock, the preferences, conversions and other rights, voting powers, restrictions as to dividends and qualifications of such shares of the Company’s Common Stock remain as stated in Article V of the Articles of Incorporation of the Company.

IN WITNESS WHEREOF, Merrill Lynch Series Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary on the 26th day of March, 1987.

MERRILL LYNCH SERIES FUND, INC.

By:	/s/ Terry K. Glenn
Terry K. Glenn
President

[SEAL]

Attest:

/s/ Michael J. Hennewinkel
Michael J. Hennewinkel
Secretary

THE UNDERSIGNED, President of MERRILL LYNCH SERIES FUND INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Terry K. Glenn
Terry K. Glenn

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